Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

July 30, 2018

Northwest Pipe Company Announces $38.3 Million Acquisition of Ameron Water Transmission Group, LLC and Announces Second Quarter 2018 Earnings Conference Call

VANCOUVER, WA – 7/30/18

Northwest Pipe Company Acquires Ameron Water Transmission Group, LLC

Northwest Pipe Company (Nasdaq: NWPX), the country’s leading producer of engineered welded steel pressure pipe products for the water transmission market, has acquired Ameron Water Transmission Group, LLC (“Ameron”), a major supplier of engineered welded steel pressure pipe as well as reinforced concrete pipe. The transaction closed on July 27, 2018 and was funded with cash on hand.

In addition to expanding Northwest Pipe Company's footprint in a key water transmission pipe market, this acquisition also adds bar-wrapped concrete cylinder pipe, reinforced concrete pipe and T-Lock, a proprietary PVC lining for concrete pipe sewer applications, to the Company’s product portfolio. Headquartered in Rancho Cucamonga, California and formerly a part of National Oilwell Varco, Inc., Ameron has pipe operations in Tracy, California and San Luis Río Colorado, Mexico, as well as a protective lining facility in Brea, California. Ameron had approximately $57 million in net sales in 2017.

“The acquisition of Ameron is the next step in our multi-year transformation to grow our business into a pure-play water company, by building upon our strengths as an industry leader and consolidating two companies with proud histories in the water transmission business," said Scott Montross, President and CEO of Northwest Pipe Company. "The acquisition creates a larger, stronger company better positioned to meet existing customer needs with an expanded product offering and also better positions us to meet the increased demand we expect in our markets in the next few years.”

Northwest Pipe Company Announces Second Quarter 2018 Earnings Conference Call

Northwest Pipe Company today announced it intends to release second quarter 2018 results after market close on Thursday, August 2, 2018. A teleconference to discuss the financial results is scheduled to begin at 7:00 am PDT on Friday, August 3, 2018. Northwest Pipe officials participating on the call will be Scott Montross and Robin Gantt, Chief Financial Officer.

To listen to the live call, visit the Northwest Pipe Company website, www.nwpipe.com, under Investor Relations. For those unable to listen to the live call, a replay will be available approximately one hour after the event and will remain available until Friday, August 31, 2018 by dialing 1-888-566-0078 passcode 6301.

About Northwest Pipe Company
Northwest Pipe Company is the largest manufacturer of engineered welded steel pipeline systems in North America. With strategically located manufacturing facilities, the Company is well-positioned to meet North America's growing needs for water and wastewater infrastructure. The Company serves a wide range of markets and its solution-based products are a good fit for applications including: water transmission, plant piping, tunnels and river crossings. The Company is headquartered in Vancouver, Washington and has manufacturing facilities across North America.

Forward-Looking Statements

Statements in this press release by Scott Montross are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended that are based on current expectations, estimates and projections about the Company’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, price and volume of imported product, excess or shortage of production capacity, international trade policy and regulations, changes in tariffs and duties imposed on imports and exports and related impacts on the Company, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its Water Transmission business, the Company’s ability to integrate Ameron into its business and operations, the impact of the Tax Cuts and Jobs Act of 2017 and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

For more information, visit www.nwpipe.com.

Contact:
Robin Gantt

Chief Financial Officer
(360) 397-6325

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